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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (date of earliest event reported):      August 1, 1996

                          The Continuum Company, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        1-10151                                           74-1609363
(Commission File Number)                       (IRS Employer Identification No.)


 9500 Arboretum Boulevard, Austin, Texas                         78759-6399
(Address of principal executive offices)                         (zip code)

                                  512/345-5700
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name or former address, if changed since last report.)



Exhibit Index appears on Page 3.



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Item 1.  Changes in Control of Registrant.

         On April 28, 1996, Computer Sciences Corporation, a Nevada corporation ("CSC"), its wholly owned subsidiary, Continental Acquisition, Inc., a Delaware corporation ("Sub"), and The Continuum Company, Inc., a Delaware corporation ("Continuum"), executed an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Sub with and into Continuum (the "Merger"). At meetings held on July 31, 1996, the stockholders of CSC and Continuum approved and adopted the Merger Agreement. Pursuant to the Merger Agreement, at 4:30 p.m., E.D.T., on August 1, 1996, Sub was merged with and into Continuum and Continuum became a wholly-owned subsidiary of CSC, and each outstanding share of Continuum common stock, $.10 par value per share (other than shares owned by Continuum as treasury stock or by its subsidiaries (excluding 7,837 shares held in the name of Paxus Corporation Limited), all of which were cancelled), were automatically converted into 0.79 of a share of CSC common stock, including the associated CSC preferred stock purchase rights. Also, pursuant to the Merger Agreement, the directors of Continuum were replaced by nominees of CSC at the effective time of the Merger.

         The foregoing description is qualified in its entirety by reference to the Merger Agreement (with exhibits attached thereto), a conformed copy of which constitutes Exhibit 2.1 to this report.

Item 7.  Financial Statements and Exhibits.

(c)  The exhibit listed below is filed as a part of this report.

     2.1 -- Agreement and Plan of Merger dated as of April 28, 1996 among Computer Sciences Corporation, The Continuum Company, Inc. and Continental Acquisition, Inc. (incorporated by reference to Exhibit
            2.1 to Continuum's Current Report on Form 8-K dated May 2, 1996).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    THE CONTINUUM COMPANY, INC.



Date:  August 2, 1996               By:  JOHN L. WESTERMANN III
                                         Vice President and Chief
                                         Financial Officer



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                               INDEX TO EXHIBITS


EXHIBIT NO.                                   DESCRIPTION

   2.1 Agreement and Plan of Merger dated as of April 28, 1996 among Computer Sciences Corporation, The Continuum Company, Inc. and Continental Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to Continuum's Current Report on Form 8-K dated May 2, 1996)






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